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                                                                    EXHIBIT 10.3

                        EMPLOYMENT AND ROYALTY AGREEMENT

      AGREEMENT, dated this twenty seventh day of October, 1998, by and between Intelligent Information Incorporated, a Delaware corporation with principal executive offices at One Dock Street, Stamford, CT 06902 ("III") and Jeff Klein, residing at 416 Twin Creek Drive, Hurst, TX 76053 ("Jeff Klein").

      WITNESSETH:

      III is desirous of employing Jeff Klein as Vice President -- Research & Development, and Jeff Klein is desirous of serving III in such capacity, all upon the terms and subject to the conditions hereinafter provided. In addition, the parties are desirous of replacing the existing agreements for the payment of royalties.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

      Section I. Employment

      1.    Employment.

      III agrees to employ Jeff Klein, and Jeff Klein agrees to be employed by III, terms and subject to the conditions of this Agreement.

      2.    Term.

      The employment of Jeff Klein by III as provided in Section I will be for a period of three (3) years commencing January 1, 1999, unless sooner terminated as hereinafter provided (the "Term"), and shall automatically renew from year to year thereafter unless either party gives at least sixty (60) days prior written notice of termination.

      3.    Position, Duties, Office, Best Efforts.

      Jeff Klein shall serve as Vice President -- Research & Development of III reporting to the Chief Executive Officer of III or his designee, and shall perform such duties as are reasonably and customarily performed by the Vice President -- Research & Development of a corporation, including but not limited to long range technical planning, special development projects, and security and risk analysis. Jeff Klein shall perform the assigned responsibilities and tasks from a reasonably located office of his choosing. III will provide reasonably appropriate access to facilities, computer systems, networks, equipment and services to allow Jeff Klein to meet his responsibilities. Jeff Klein shall also be a member of III's Executive Committee and will be afforded all rights and privileges, associated with membership thereof.


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      Jeff Klein shall devote substantially all of his business time, attention and energies to the business and affairs of III, shall use his best efforts to advance the best interests of III and shall not during the Term be actively engaged in any other competitive business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage.

      4.    Compensation.

      (a) Base Salary. III shall pay to Jeff Klein a base salary (the "Base Salary") at a rate of not less than $125,000 per annum, payable in equal semi-monthly installments during the Term. The Base Salary will be adjusted annually, effective each January 1st, during the Term based on the percentage change in the National Consumer Price Index as reported last just prior to the anniversary of the effective date of this Agreement, but in no case will such change be less than a five percent (5%) increase in one year.

      (b) Out-of-Pocket Expenses. III shall promptly pay to Jeff Klein the reasonable expenses incurred by him in the performance of his duties hereunder, including, without limitation, those incurred in connection with business related travel or entertainment, or, if such expenses are paid directly by Jeff Klein, shall promptly reimburse him for such payment, provided that Jeff Klein properly accounts therefor in accordance with III's policy.

      (d) Participation in Benefit Plans. Jeff Klein shall be entitled to participate in or receive benefits under any pension plan, profit sharing plan, stock option plan, stock purchase plan or arrangement, health and accident plan or any other employee benefit plan or arrangement made available in the future by III, to its key management employees.

      (e) Vacation. Jeff Klein shall be entitled to paid vacation days in each calendar year determined by III from time to time, but not less than three (3) weeks in any calendar year, prorated in any calendar year during which Jeff Klein is employed hereunder for less than an entire year in accordance with the number of days in such year during which he is so employed. Jeff Klein shall also be entitled to all paid holidays given by III to its key management employees.

      5.    Termination.

      Klein's employment hereunder shall be terminated upon Jeff Klein's death and may be terminated by III as follows:

      (a) For "Cause." A termination for Cause shall occur if Jeff Klein has (i) failed to comply with any of the material terms of this Agreement, (ii) failed to perform reasonable and defined duties hereunder, (iii) disregarded policy directions from the Chief Executive Officer, (iv) engaged in gross misconduct materially injurious to III or (v) been convicted of a felony or a crime of moral turpitude, provided that, in the case of clauses (i), (ii) or (iii) above, Jeff Klein has been given at least sixty (60) days written notice of the events constituting cause and has failed to cure with reasonable efforts such events during such notice period.


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      (b) Due to Jeff Klein's "Disability." For purposes of this Agreement, a termination for Disability shall occur upon the sixty (60th) day after III has provided a written termination notice to Jeff Klein supported by a written statement from a reputable independent physician to the effect that Jeff Klein shall have become so incapacitated as to be unable to resume, within the ensuing twelve (12) months, his employment hereunder by reason of physical or mental illness or injury. For purposes of this Section 5(b), Jeff Klein agrees to make himself available and to cooperate in any reasonable examination by a reputable independent physician retained by III.

During the initial term either Jeff Klein or III may terminate this Agreement with sixty (60) days notice of its intent to do so.

      6.    Compensation upon Termination.

      (a) In the event of the termination of Jeff Klein's employment as a result of Jeff Klein's death or Disability or for Cause or Jeff Klein's notice of termination, III shall pay to Jeff Klein or his estate his Base Salary through the date of his death, Disability or termination.

      (b) In the event that Jeff Klein's employment is terminated by III other than as a result of Jeff Klein's death or Disability or for Cause, III shall continue to pay to Jeff Klein his Base Salary during the balance of the Term (as if such termination had not occurred), but for not more than eighteen months. In addition, for the balance of the Term (as if such termination had not occurred) but for not more than eighteen months, III shall provide Jeff Klein continuation coverage under all major medical and other health, accident, life or other disability plans or programs in which Jeff Klein participated immediately prior to such termination.

      (c) The continuation coverage under any major medical and other health, accident, life or other disability plans and programs for the periods provided in Section 6(b) shall be provided (i) at the expense of III and (ii) in satisfaction of III's obligation under Section 4980B of the Internal Revenue Code (and any similar state law) with respect to the period of time such benefits are continued hereunder. Notwithstanding anything to the contrary contained herein, III's obligation to provide such continuation coverage under
Section 6(b) shall cease immediately upon the date any covered individual becomes eligible for similar benefits under the plans or policies of another employer.

      (d) This Section 6 sets forth the only obligations of III with respect to the termination of Jeff Klein's employment with III, and Jeff Klein acknowledges that, upon the termination of his employment, he shall not be entitled to any payments or benefits which are not explicitly provided herein.

      7.    Covenant Regarding Inventions and Copyrights.

      Jeff Klein shall disclose promptly to III any and all inventions, discoveries, improvements and patentable or copyrightable works initiated, conceived or made by him, either alone or in conjunction with others, during the Term and related to the business or activities of III


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and he assigns all of his interest therein to III or its nominee; whenever requested to do so by III, Jeff Klein shall execute any and all applications, assignments or other instruments which III shall deem necessary to apply for and obtain letters patent or copyrights of the United States or any foreign country, or otherwise protect III's interest therein. These obligations shall continue beyond the conclusion of the Term with respect to inventions, discoveries, improvements or copyrightable works initiated, conceived or made by Jeff Klein during the Term and shall be binding upon Jeff Klein's assigns, executors, administrators and other legal representatives.

      8.    Protection of Confidential Information.

      Jeff Klein acknowledges that he has been and will be provided with information about, and his employment by III will, throughout the Term, bring his into close contact with, many confidential affairs of III and its subsidiaries, including proprietary information about costs, profits, markets, sales, products, key personnel, pricing policies, operational methods, technical processes and other business affairs and methods, plans for future developments and other information not readily available to the public, all of which are highly confidential and proprietary and all of which were developed by III at great effort and expense. Jeff Klein further acknowledges that the services to be performed by his under this Agreement are of a special, unique, unusual, extraordinary and intellectual character, that the business of III will be conducted throughout the world (the "Territory"), that its services will be marketed throughout the Territory, that III competes and will compete in nearly all of its business activities with other organizations which are located in nearly any part of the Territory and that the nature of the relationship of Jeff Klein with III is such that Jeff Klein is capable of competing with III from nearly any location in the Territory. In recognition of the foregoing, Jeff Klein covenants and agrees during the Term and for a period of five (5) years thereafter:

      (i) That he will keep secret all confidential matters of III and not disclose them to anyone outside III, either during or after the Term, except with III's prior written consent;

      (ii) That he will not make use of any of such confidential matters for his own purposes or the benefit of anyone other than III; and

      (iii) That he will deliver promptly to III on termination of this Agreement, or at any time III may so request, all confidential memoranda, notes, records, reports and other confidential documents (and all copies thereof) relating to the business of III, which he may then possess or have under his control.

      9.    Restriction on Competition, Interference and Solicitation.

      In recognition of the considerations described in Section 8 hereof, Jeff Klein covenants and agrees that during the Term and for a period of one (1) year after the termination of his employment hereunder, Jeff Klein will not, directly or indirectly, (A) enter into the employ of, or render any services to, any person, firm or corporation engaged in any business competitive with the business of III in any part of the Territory in which III is actively engaged in business on the


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date of termination; (B) engage in any such business for his own account; (C)
become interested in any such business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor, franchisee or in any other relationship or capacity; or (D) interfere with III's relationship with, or endeavor to employ or entice away from III any person, firm, corporation, governmental entity or other business organization who or which is or was an employee, customer or supplier of, or maintained a business relationship with, III at any time (whether before or after the Term), or which III has solicited or prepared to solicit; provided, however, that the provisions of clause (A) shall not be deemed to preclude Jeff Klein from engagement by a corporation some of the activities of which are competitive with the business of III if Jeff Klein's engagement does not relate, directly or indirectly, to such competitive business, and (B) nothing contained in this
Section 9 shall be deemed to prohibit Jeff Klein from acquiring or holding, solely for investment, publicly traded securities of any corporation some of the activities of which are competitive with the business of III so long as such securities do not, in the aggregate, constitute more than five percent (5%) of any class or series of outstanding securities of such corporation.

      10.   Succession Plan.

      Jeff Klein will assist and cooperate in the development/recruiting and training of a successor to his current position, Vice President - Development, in order to facilitate for him, and III, an orderly transition to his new position. Such a transition will be accomplished as soon as possible with both parties using their best efforts to select a Vice President -- Technology & Systems, the successor title to Vice President - Development.

      Section II. Royalty

      11.   Royalty Payable.

      For value received by III from Jeff Klein, the adequacy of which is confessed by III, the total royalty payable from III to Jeff Klein, as of the end of 1997 is four hundred sixty six thousand nine hundred forty seven dollars ($466,947). The parties agree that royalty has been paid during 1998 and will continue to be paid during the remainder of 1998 in accordance with paragraph 12 below.

      12.   Royalty.

      III will pay to Jeff Klein two percent (2%) of all III and III subsidiaries' Gross Revenue, on a monthly basis, for the prior calendar month. A monthly financial report indicating how the calculation was made will also be provided.


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      13.   Continuance.

      Royalty due to Jeff Klein will continue to be paid to Jeff Klein's immediate family members, i.e., spouse, son and daughter, in the event of Jeff Klein's death prior to the completion of the Royalty obligation above.

      14.   Buy Down Option.

      III may at its option, at any time, make advanced royalty payments reducing the Royalty Payable Amount by $3.00 for each $2.00 actually paid.

      Section III. General

      15.   Successors: Binding Agreement.

      This Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective personal and legal representatives, executors, administrators, heirs, successors and assigns.

      16.   Surviving Terms.

      Those terms specifically containing surviving conditions and all of
Section II shall survive the termination of this agreement and shall remain in full force until such time as the conditions therein have been fulfilled. Options granted under prior Employment Agreements and Employee Option Plans will remain in affect as provided for under such agreements.

      17.   Notices.

      All notices, consents or other communications required or permitted to be given by any party hereunder shall be in writing and shall be given by personal delivery, certified or registered mail, or express delivery service, as follows:

            To III:

            One Dock Street
            Suite 500
            Stamford, CT 06902
            Attn: Chief Executive Officer

                (203) 969 0020

            With a copy to:
            Piper & Marbury L.L.P.


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            1251 Avenue of the Americas
            New York, New York 10020
            Attn: Michael Hirschberg, Esq.
            (212) 835 6270

            To Jeff Klein:

            416 Twin Creek Drive

            Hurst, TX 76053
            (817) 284 2873

or at such other address as either party may from time to time specify to the other. Any notice, consent or other communication required or permitted to be given hereunder shall have been deemed to be given on the date of mailing, personal delivery or express delivery service and shall be conclusively presumed to have been received on the second business day following the date of mailing or, in the case of personal delivery, the day of delivery thereof, except that a change of address shall not be effective until actually received.

      18.   Modifications and Waivers.

      No term, provision or condition of this Agreement may be modified or discharged unless such modification or discharge is authorized by the Chief Executive Officer of III and is agreed to in writing and signed by Jeff Klein. No waiver by either party hereto of any breach by the other party hereto of any term, provision or condition of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

      19.   Entire Agreement.

      This Agreement constitutes the entire understanding between the parties hereto relating to the subject matter hereof, superseding all negotiations, prior discussions, preliminary agreements and agreements relating to the subject matter hereof made prior to the date hereof, effective January 1, 1999.

      20.   Law Governing.

      Except as otherwise explicitly noted, this Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the principles of conflicts of law).


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      21.   Invalidity.

      Except as otherwise specified herein, the invalidity or unenforceability of any term of this Agreement shall not invalidate, make unenforceable or otherwise affect any other term of this Agreement which shall remain in full force and effect.

      22.   Headings.

      The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year set forth above.

Intelligent Information Incorporated


By: /s/ Robert M. Unnold         SGM
    -------------------------

        Robert M. Unnold                Dated: 10/27/98
     Chief Executive Officer                   --------


/s/ Jeff Klein
-----------------------------
    Jeff Klein                          Dated 10/27/98
                                              --------


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